UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2018 (February 22, 2018)

Oil States International, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-16337	76-0476605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas 77002
(Address Principal Executive Offices) (Zip Code)

(713) 652-0582 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On February 22, 2018, Oil States International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with HCperf Holdings B.V. (formerly known as GEODynamics B.V.) (the “Selling Stockholder”), and J.P. Morgan Securities LLC, as underwriter (the “Underwriter”). The Underwriting Agreement relates to a public offering by the Selling Stockholder of 5,925,050 shares of the Company’s common stock at a purchase price to the Selling Stockholder of $25.785 per share (the “Offering”). The Underwriter proposes to offer such shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Offering is expected to close on February 26, 2018. The Company will not receive any proceeds from the sale of shares in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder and other customary obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company and the Selling Stockholder, in each case severally and not jointly, have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any such liabilities. Under the Underwriting Agreement, the Company and the Selling Stockholder have also agreed, subject to certain exceptions, that they will not, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company’s common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition or, in the case of the Company, file with the Securities and Exchange Commission a registration statement under the Securities Act relating thereto, without the prior written consent of the Underwriter for a period of 30 days from the date of the Underwriting Agreement.

The Underwriter and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 22, 2018, by and among Oil States International, Inc., HCperf Holdings B.V. (formerly known as GEODynamics B.V.) and J.P. Morgan Securities LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

Date: February 26, 2018	By:	/s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer and Treasurer

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